                                                                    Exhibit 10.1

                        ASSET PURCHASE AND SALE AGREEMENT

                            Dated as of April 2, 2001

                                 By and Between

                          Bennett Fleet (Chambly) Inc.
                                  as purchaser

                                       and

                       LYDALL FILTRATION/SEPARATION, INC.

                                    as seller

                        ASSET PURCHASE AND SALE AGREEMENT

This ASSET PURCHASE AND SALE AGREEMENT ("Agreement") dated April 2, 2001 is by and between BENNETT FLEET (Chambly), INC., a corporation organized under the laws of Canada ("Bennett Fleet"), and LYDALL FILTRATION/SEPARATION, INC. a corporation organized under the laws of the State of Connecticut ("Lydall").

                                   WITNESSETH:

         WHEREAS, Lydall, through its Composite Materials Division is engaged in the business of producing and selling specialized products at a facility located in Covington, Tennessee; and

         WHEREAS, Lydall desires to sell to Bennett Fleet, and Bennett Fleet desires to purchase from Lydall, certain assets relating to its Covington facility, subject to certain liabilities, all upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth below, the parties agree as follows:

                                    ARTICLE I

                                 THE TRANSACTION
                                 ---------------

         1.1     Purchase and Sale of Assets. Subject to the terms and
                 ----------------------------
conditions of this Agreement, Bennett Fleet agrees to purchase from Lydall, and Lydall agrees to sell, convey, transfer, assign and deliver to Bennett Fleet (or its designee), on the Closing Date, against the receipt by Lydall of the consideration specified in Section 2.1, the Assets, free and clear of any encumbrances of any kind whatsoever except Permitted Encumbrances (as defined in Section 3.5). The term "Assets" shall mean all of the right, title and interests of Lydall in and to the following particular assets:

                 (a) those items of machinery and equipment, owned by Lydall and used or held for use at the Covington facility, specifically listed on
Schedule 1.1(a), all of which fixed assets will be purchased on an "as is, where is" basis, without warranty by Lydall;

                 (b) all inventories, (excluding bulk stored raw materials, paperstock, and pencil slat work in process) wherever located, including non-bulk stored raw materials, work in process and finished goods and products, owned by Lydall and used or held for use by the Covington facility (the "Inventory"), which are set forth on Schedule 1.1(b) attached;

                 (c) the specific contracts, commitments, leases, purchase orders, contracts to purchase raw materials, contracts for services and supplies, contracts to sell products and all the other agreements (whether written or oral) solely relating to the Covington facility and set forth in
Schedule 1.1(c) attached (collectively, the "Assigned Contracts");

                 (d)   all of the intellectual property used exclusively at the
                                                             -----------
Covington facility, which is set forth on Schedule 1.1 (d), and includes patents and trademarks used exclusively by the Covington facility ("Intellectual Property");

                 (e) any rights of Lydall pertaining to any counterclaims, set-offs or defenses it may have with respect to any Assumed Obligations set forth in Section 1.3;

                 (f) all lists of customers of the Covington facility, which is set forth in Schedule 1.1 (f) and includes all customers of the Covington facility; and

                 (g) the goodwill of the business of Lydall conducted at the Covington facility specifically related to the Assets described above.

         1.2     Excluded Assets. Notwithstanding anything stated in this
                 ----------------
Agreement to the contrary, the Assets shall not include, and Bennett Fleet shall not purchase, any assets not specifically described in paragraph 1.1(a) through
1.1 (f) above, or on the Schedules listed in those sections. All assets of Lydall of any nature that are not specifically described in paragraphs 1.1(a) through 1.1(f) or in the referenced Schedules shall not be sold hereunder, shall be retained by Lydall and shall sometimes be referred to (the "Excluded Assets").

         1.3     Assumption of Obligations. Upon the sale of the Assets by
                 --------------------------
Lydall, Bennett Fleet shall assume and agree to pay, perform and discharge, in a timely manner and in accordance with the terms of this Agreement, the following liabilities and obligations of Lydall relating to the Covington facility (the "Assumed Obligations"):

                 (a) all liabilities and obligations of Lydall which arise on or after the Closing Date under any of the Assigned Contracts;

                 (b) all liabilities and obligations resulting from product liability claims for damage or injury to persons or property arising from ownership, possession or use of any product manufactured by Bennett Fleet after the Closing Date; and

                 (c) all liabilities and obligations resulting from product warranty claims with respect to any product sold by Bennett Fleet after the Closing Date.

         1.4     Excluded Obligations and Liabilities. Notwithstanding anything
                 -------------------------------------
stated in this Agreement to the contrary, Bennett Fleet does not and shall not assume, pay, perform or discharge any liabilities and obligations not described in Section 1.3 above (the "Excluded Liabilities").

         1.5     Nonassignable Contracts and Leases. In the case of any Assigned
                 -----------------------------------
Contracts which are not by their terms assignable, Lydall agrees to use its reasonable efforts to obtain, or cause to be obtained, prior to the Closing Date, any written consents necessary to convey to Bennett Fleet the benefit of those Contracts. Bennett Fleet shall cooperate with Lydall in such manner as may be reasonably requested. Nothing in this Agreement shall be construed as an attempt or an agreement to assign or cause the assignment of any Assigned Contract included in the Assets (i) which is by law nonassignable without the consent of the other party or parties, unless such consent shall have been given, or (ii) as to which all the remedies for the enforcement of the Contract enjoyed by Lydall would not, as a matter of law, pass to Bennett Fleet as an incident of the assignments provided by this Agreement; provided, however, that in such case Lydall shall use its reasonable efforts to make the use and benefit of such Asset or a comparable asset available to Bennett Fleet to the same extent, as nearly as may be possible, as if such impediment to assignment did not exist. On and after the Closing Date, Bennett Fleet shall, at the request of the Lydall, use its reasonable efforts to enter into agreements to remove Lydall from all obligations and liabilities (whether primary or secondary) under all Assigned Contracts, it being understood that such reasonable efforts shall not include any requirement to offer or grant financial accommodations, including without limitation, any given by any affiliate of Bennett Fleet.

         1.6     Instruments of Transfer, Conveyance and Assumption. The sale,
                 ---------------------------------------------------
conveyance, transfer, assignment and delivery of the Assets shall be effected by delivery on the Closing Date by Lydall to Bennett Fleet (or its designees) of such transfers in registrable form, bills of sale in registrable form, endorsements, conveyances, assignments, or other instruments of transfer and conveyance, duly executed by Lydall, as Bennett Fleet shall reasonably deem necessary to vest in Bennett Fleet good and marketable title to such Assets free and clear of all Encumbrances except Permitted Encumbrances, and such other documents as Bennett Fleet may reasonably request to demonstrate satisfaction of the conditions of and compliance with this Agreement by Lydall, including, without limitation, (i) Bill of Sale in substantially the form of Exhibit A attached (the "Bill of Sale") and (ii) patent and trademark assignments in substantially the form of Exhibits B-1 and B-2 attached (the "Patent Assignment"). Bennett Fleet shall evidence its assumption of the Assumed Liabilities and its commitment to pay the Assumed Liabilities when due in accordance with their respective terms by the execution and delivery on the Closing Date to Lydall of an Assumption Agreement in substantially the form of Exhibit C attached (the "Assumption Agreement"), and such other documents as Lydall may reasonably request in order for Bennett Fleet to assume and become fully liable for the Assumed

Liabilities.

         1.7     Closing. The closing of the transactions contemplated by this
                 --------
Agreement (the "Closing") shall take place via facsimile at the offices of Lydall, Inc., One Colonial Road, Manchester, Connecticut at 10:00 a.m., on March 31, 2001 or at such other location or time as agreed upon by the parties. Such time and date of delivery are referred to as the "Closing Date".


                                   ARTICLE II

                            PAYMENT OF PURCHASE PRICE
                            -------------------------


         2.1     Amount. The aggregate consideration to be paid by Bennett Fleet
                 -------
to Lydall for the Assets shall be: a) one million five hundred thousand United States dollars ($1,500,000), b) up to three hundred thousand dollars ($300,000) for the Inventory the final amount of which will be determined as set forth below, and c) the assumption of the Assumed Liabilities (the "Purchase Price"). The Purchase Price shall be paid by Bennett Fleet to Lydall at the Closing as follows:

                 (a) Bennett Fleet shall pay to Lydall on the Closing Date, the equivalent in Canadian Dollars of Five Hundred Thousand United States Dollars (US$500,000) (which is agreed to be Canadian Dollars 788,500), by wire transfer to the account or accounts designated in writing by Lydall;

                 (b) Bennett Fleet shall deliver to Lydall on the Closing Date, a Promissory Note, in the form of Exhibit D-1 attached to this Agreement, in the amount of One Million United States Dollars (US$1,000,000) to be paid in four equal installments of US$250,000 annually and a Guaranty of its obligations under the Promissory Note executed by all Bennett Fleet corporate affiliates in the form of Exhibit D-2 attached to this Agreement, with both the Promissory Note and Guaranty having the other terms and conditions set forth in Exhibit D-1 and D-2 respectively;

                 (c)   Bennett Fleet shall pay to Lydall not later than thirty
(30) days after the Closing Date, by wire transfer to the account or accounts designated in writing by Lydall, the amount which is the cost of the Inventory (such cost determined in accordance with US GAAP consistently applied, on a first-in, first-out basis) following a physical inventory on or immediately before the Closing Date up to a maximum of $300,000. The cost of the inventory will be tested by the Hartford, CT office of PricewaterhouseCoopers, LLP in accordance with the procedures set forth in Exhibit E attached to this Agreement. Any inventory as of the Closing Date which exceeds a value of $300,000 shall be an Excluded Asset and shall not transfer to Bennett Fleet. Bennett Fleet expressly acknowledges Lydall's right to dispose of such inventory in excess of the $300,000. Such disposition by Lydall will not be a violation of the Non-Competition and Non-Solicitation Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF LYDALL
                    ----------------------------------------

          Representations and Warranties of Lydall. Lydall represents, warrants
          -----------------------------------------
and agrees as follows, to the best of its knowledge:

         3.1     Existence and Good Standing. Lydall is a corporation duly
                 ----------------------------
organized, validly existing and in good standing under the laws of the state of Connecticut and has all necessary power and authority to own, lease and operate its property, to carry on its business as now being conducted and to own or lease the Assets.

         3.2     Authorization and Validity of Agreement. Lydall has full power
                 ----------------------------------------
and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by this Agreement and the other documents required to be executed and delivered by Lydall under this Agreement (the "Lydall Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Lydall Ancillary Agreements by Lydall, and the consummation by it of the transactions contemplated by this Agreement and the Lydall Ancillary Agreements, have been duly and validly authorized and approved by all necessary corporate action of Lydall. Each of this Agreement and the Lydall Ancillary Agreements has been duly and validly executed and delivered by Lydall and is a valid and binding obligation of Lydall enforceable against Lydall in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors rights generally and to general equitable principles.

         3.3     Consents and Approvals; No Violations. Except as set forth in
                 --------------------------------------
Schedule 3.3 attached, the execution, delivery and performance of this Agreement and the Lydall Ancillary Agreements by Lydall and the consummation by Lydall of the transactions contemplated will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the organizational documents of Lydall; (b) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to Lydall or by which its properties or assets or the Assets or the Covington facility may be bound; (c) require any filing by Lydall with, or require Lydall to obtain any permit, consent or approval of, or require Lydall to give any notice to, any governmental or regulatory body, agency or authority or any other person; or (d) result in a violation or breach by Lydall of, conflict with, constitute (with or without due notice or lapse of time or both) a default by Lydall (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any encumbrance, other than Permitted Encumbrances, upon any of the properties or assets of Lydall or the Assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Lydall is a party, or by which it or any of the Assets may be bound.

         3.4     Warranties; Warranty Claims.
                 ----------------------------

                 (a) Except as set forth in Schedule 3.4(a) attached and except for warranties implied by law, in the operation of the Covington facility Lydall does not make and has not made any representation or warranty to its customers with respect to products sold or services delivered by it.

                 (b) Except as set forth in Schedule 3.4(b) attached, there are no warranty claims, relating to products sold by Lydall, pending or to Lydall's knowledge threatened, which assert liability in excess of $5,000 individually or $15,000 in the aggregate.

         3.5     Title to Assets; Encumbrances; Condition. Except as set forth
                 -----------------------------------------
in Schedule 3.5 (a) attached Lydall has good, valid and marketable title to each of the Assets free and clear of all encumbrances of any kind except for (i) encumbrances consisting of easements, permits and other restrictions or limitations on the use of real property or other irregularities in title which do not materially detract from the value of, or impair the use of, such property by Lydall in the operation of the Covington facility and (ii) encumbrances for current Taxes, and other assessments or governmental charges or levies on property not yet due and delinquent (encumbrances of the type described in clauses (i) and (ii) above are sometimes referred to as "Permitted Encumbrances. All of the Assets are located at Lydall's place of business in Covington, Tennessee. BENNETT FLEET ACKNOLEDGES THAT THE ASSETS ARE BEING SOLD ON AN "AS IS, WHERE IS" BASIS. OTHER THAN THE WARRANTY OF TITLE, ALL OTHER WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED AND EXCLUDED

         3.6 Assigned Contracts. Each of the Assigned Contracts is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including this sale of the Assets) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default on the part of Lydall under any of the Assigned Contracts. Lydall has not violated any of the terms or conditions of the Assigned Contracts and, to the best knowledge of Lydall, all of the covenants to be performed by any other party to each of the Assigned Contracts have been fully performed. Except as set forth in Schedule 3.3 attached, each of the Assigned Contracts is assignable by Lydall to Bennett Fleet without the consent of any other Person.

         3.7 Litigation. There is no action, suit, proceeding at law or in
             ----------
equity, arbitration or administrative or other proceeding by or before (or to the best knowledge of Lydall, any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge of Lydall, threatened, against or affecting the Assets, Assumed Obligations or the Covington facility; and Lydall does not know of any valid basis for any such action, proceeding or investigation. There are no such suits, actions, claims, proceedings or investigations pending or, to the best knowledge of Lydall, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement. Lydall is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on the business conducted at the Covington facility.

         3.8 Taxes.
             -----

             (a) All tax returns required to be filed on or prior to the Closing Date have been properly completed and filed on a timely basis. As of the time of filing, the foregoing tax returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities, status or other matters of Lydall or any other information required to be shown thereon.

             (b) With regard to all amounts in respect of taxes imposed upon Lydall or for which Lydall is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portion of periods ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by Lydall to taxing authorities or others on or before the date of this Agreement have been paid in full or adequately disclosed and fully provided for in the books and financial statements of Lydall.

             (c) The representations and warranties set forth in subsections
(a) and (b) of this Section 3.8 are not applicable to the extent neither the Assets nor the Covington facility can be made subject to tax liens and the Buyer cannot be made liable for taxes relating to the matters constituting breaches of such representations and warranties.

             (d) Except as set forth in Schedule 3.8 attached, no examination of any tax return is currently in progress. There are no liens for Taxes on the Assets and no tax authority or other governmental body or agency has or will have the right to proceed against, attach or in any other manner encumber or diminish Bennett Fleet's use of the Assets for taxes.

         3.9 Intellectual Properties. To the best of Lydall's knowledge,
             -----------------------
Schedule 1.1(d) attached sets forth all Intellectual Property being used exclusively by the Covington facility. Except as otherwise set forth in Schedule
-----------
1.1(d), Lydall owns all right, title and interest in and to the Intellectual Property. Schedule 1.1(d) also sets forth all licenses, agreements and other rights granted by Lydall to any third party with respect to Intellectual Property and all licenses, agreements and other rights with respect to Intellectual Property granted by any third party to Lydall, in each case together with a description of the subject matter licensed. Except as set forth in Schedule 1.1(d), (a) Lydall owns and possesses all right, title and interest in and to, or has a written, enforceable license to use, all of the Intellectual Property free and clear of all encumbrances except Permitted Encumbrances; (b) no claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property has been made or to Lydall's knowledge is threatened; and (c) Lydall has not received any notice of any infringement or misappropriation of, or other conflict with any third party with respect to, any Intellectual Property, nor has Lydall received any claims of infringement or misappropriation of, or conflict with, any intellectual property of any third party in connection with the Covington facility, nor is Lydall aware of any such infringement, misappropriation or conflict.

         3.10 Inventories. Set forth in Schedule 1.1(b) attached is a complete
              -----------
list and description (including book value, determined in accordance with GAAP on a first in first out basis) of all Inventory, including, without limitation, raw materials (excluding bulk stored raw materials and paperstock), work in process (excluding pencil slat work in process) and finished goods and products, as of the date of this Agreement. Except for items which are in the possession or control of suppliers, the Inventory is in the physical possession of Lydall at its facility in Covington, Tennessee, or are in transit from suppliers of Lydall. Except as set forth in Schedule 1.1(b) attached, the inventories of the Covington facility were purchased in the ordinary course of business.

          3.11. Brokers. Except for Elitzer Associates, Inc., there has been no
                -------
broker or finder involved in any manner in the negotiations leading up to the execution of this Agreement, or the consummation of any transaction contemplated hereby. Lydall will be solely responsible for payment of any fees to Elitzer Associates, Inc.


                                   ARTICLE lV

                 REPRESENTATIONS AND WARRANTIES OF BENNETT FLEET
                 -----------------------------------------------

          Representations and Warranties of Bennett Fleet. Bennett Fleet
          -----------------------------------------------
represents, warrants and agrees as follows:

         4.1 Existence and Good Standing. Bennett Fleet is a corporation duly
             ---------------------------
organized, validly existing and in good standing under the laws of the province of Quebec, Canada and has all necessary power and authority to own, lease and operate its property, to carry on its business as now being conducted and to own or lease the Assets.

         4.2 Authorization and Validity of the Agreement. Bennett fleet has full
             -------------------------------------------
power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by the Agreement and the other documents required to be executed and delivered by Bennett Fleet under this Agreement (the " Bennett Fleet Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Bennett Fleet Ancillary Agreements by Bennett Fleet, and the consummation by it of the transactions contemplated, have been duly and validly authorized and approved by all necessary corporate action of Bennett Fleet. Each of this Agreement and the Bennett Fleet Ancillary Agreements has been duly and validly executed and delivered by Bennett Fleet and is a valid and binding obligation of Bennett Fleet enforceable against Bennett Fleet in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

         4.3 Consents and Approvals; No Violations. Except as set forth in
             -------------------------------------
Schedule 4.3 attached, the execution, delivery and performance of this Agreement and the Bennett Fleet Ancillary Agreements by Bennett Fleet and the consummation by Bennett Fleet of the transactions contemplated will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with, or result in a breach of default under any provision of the certificate of incorporation or by-laws of Bennett Fleet; (b) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to Bennett Fleet or by which any of its properties or assets may be bound; (c) require any filing by Bennett Fleet with, or require Bennett Fleet to obtain any permit, consent or approval of, or require Bennett Fleet to give any notice to, any governmental or regulatory body, agency or authority or any other person; or (d) result in a violation or breach by Bennett Fleet of, conflict with, constitute (with or without due notice or lapse of time or both) a default by Bennett Fleet (or give rise to any right of termination, cancellation, payment or acceleration)under, or result in the creation of any Encumbrance upon any of the properties or assets of Bennett Fleet under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Bennett Fleet is a party, or by which it or any of its properties or assets may be bound; except, in the case of clauses (b) and (d), for such violations, breaches, conflicts, defaults or Encumbrances which would not have a material adverse effect on Bennett Fleet or on its ability to consummate the transactions contemplated.

         4.4 Financial Statements. Attached as Schedule 4.4 are the audited
             --------------------
financial statements of Bennett Fleet for the fiscal years ended October 1, 1999 and September 30, 2000, which have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied throughout the period indicated and fairly present in all respects the financial position of Bennett Fleet at and as of October 1, 1999 and September 30, 2000 respectively, and the results of operations for the fiscal years then ended. The net equity of Bennett Fleet is at least equal to the net equity as of September 30, 2000 and there have been no material changes in the financial condition of Bennett Fleet since that date.

         4.5 No Litigation Threatened. No action or proceedings have been
             ------------------------
instituted before a court or other governmental body or by any public authority to restrain or prohibit any of the transactions contemplated by this Agreement. Bennett Fleet shall have delivered to Lydall an officer's certificate, dated the Closing Date, to the effect that no such action or proceeding has been instituted against Bennett Fleet.


                                    ARTICLE V

                               COVENANTS OF LYDALL
                               -------------------

Lydall covenants and agrees with Bennett Fleet as follows:

         5.1 Cooperation by Lydall. Lydall shall use its best efforts, and shall
             ---------------------
cooperate with Bennett Fleet, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable Lydall to effect the transactions contemplated on its part, and Lydall shall otherwise use its best efforts to cause the consummation of such transactions in accordance with the terms and conditions and to cause all conditions contained in this Agreement over which it has control to be satisfied. Lydall further agrees to deliver to Bennett Fleet prompt written notice of any event or condition known to Lydall, which if it existed on the date of this Agreement, would result in any of the representations and warranties of Lydall contained in this Agreement being untrue in any material respect.


                                   ARTICLE VI

                           COVENANTS OF BENNETT FLEET
                           --------------------------

         Bennett Fleet covenants and agrees with Lydall as follows:

         6.1 Cooperation by Bennett Fleet. Bennett Fleet shall use its best
             ----------------------------
efforts,
and shall cooperate with Lydall, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable Bennett Fleet to effect the transactions contemplated on its part, and Bennett Fleet shall otherwise use its best efforts to cause the consummation of such transactions in accordance with the terms and conditions and to cause all conditions contained in this Agreement over which it has control to be satisfied. Bennett Fleet further agrees to deliver to Lydall prompt written notice of any event or condition known to Bennett Fleet, which if it existed on the date of this Agreement, would result in any of the representations and warranties of Bennett Fleet contained in this Agreement being untrue in any material respect.


                                   ARTICLE VII

                                OTHER AGREEMENTS
                                ----------------


         7.1 Further Assurances.
             ------------------

             (a) Each party shall, at the request of the other, at any time and from time to time following the Closing Date, execute and deliver to the requesting party all such further instruments as may be reasonably necessary or appropriate in order more effectively (a) to assign, transfer and convey to Bennett Fleet, or to perfect or record Bennett Fleet's title to or interest in the Assets, (b) to evidence and confirm the assumption by Bennett Fleet of the liabilities of Lydall to be assumed by Bennett Fleet pursuant to this Agreement, or (c) otherwise to confirm or carry out the provisions of this Agreement.

             (b) Lydall and Bennett Fleet shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Return, audit or other examination by a taxing authority or judicial or administrative proceedings relating to liability for taxes, (ii) each retain and provide the other with any records or other information which may be relevant to such tax return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Bennett Fleet shall retain and Lydall shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Returns, supporting work schedules and other records or information which are relevant to such returns for all tax periods or portions of tax periods ending before or including the Closing Date.

             (c) Without limiting the generality of subsection (a) or (b) of this Section 7.1, for a period of seven (7) years, Bennett Fleet shall not destroy or give up possession of any item referred to in subsection (a) or (b) or any other records relating to the Assets without first offering to Lydall the opportunity to obtain the same. Lydall shall promptly notify Bennett Fleet when it shall have no further need for it to maintain any of the items referred to in subsection (a), (b) or (c) and thereafter Bennett Fleet shall be free to dispose of the same as it deems fit.

             (d) Lydall and Bennett Fleet shall use their best efforts to afford the other access to (i) in the case of Lydall, employees of Lydall who remain employees of Lydall following the Closing Date but are familiar with the Assets or the Covington facility and (ii) in the case of Bennett Fleet, employees who were previously employees of Lydall, in each case as such other shall reasonably request for its proper corporate purposes, including, without limitation, the defense of legal proceedings or the preparation and audit of tax returns. Such access may include interviews or attendance at depositions or legal proceedings; provided, however, that in any event all out-of-pocket expenses reasonably
--------  -------
incurred by any party in connection with this Section 7.1(d) shall be paid or promptly reimbursed by the party requesting such services.

             (e) Each of Bennett Fleet and Lydall shall maintain in confidence all documents and other information not otherwise public which they may respectively acquire as a consequence of the exercise of their respective rights pursuant to this Section 7.1.

             (f) Lydall shall prepare all items on Schedule 1.1(a), except the first item, for shipment. Bennett Fleet will dismantle and prepare for shipment the first item on Schedule 1.1(a). Bennett Fleet will be solely responsible for all costs of shipping the items on Schedule 1.1(a).

         7.2 Use of Name. Bennett Fleet agrees that it will not use the name
             -----------
"Lydall" in any way, including on letterhead, packaging or invoices after the Closing Date.

         7.3 Personnel Available. Lydall shall make its personnel available for
             -------------------
a period of three (3) months after the Closing Date, in order to facilitate the transition contemplated by this Agreement.

         7.4 Non-competition and Non-solicitation Agreement. Lydall shall sign
             ----------------------------------------------
a Non-Competition and Non-solicitation Agreement covering the products produced by the Covington facility, in the form attached as Exhibit F.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------


         8.1 Survival of Representations, Covenants and Certain
             --------------------------------------------------
Indemnifications. The respective representations and warranties of Lydall and
----------------
Bennett Fleet contained in this Agreement, in any of the Lydall Ancillary Agreements or the Bennett Fleet Ancillary Agreements, or in any Exhibit or Schedule delivered pursuant to any such documents and the respective indemnification obligations set forth in Sections 8.2 (a)(i) and 8.2(b)(i) shall survive the Closing Date, but shall expire on the first anniversary of the Closing Date except with respect to, and to the extent of, any claim of which written notice specifying, in reasonable detail, the nature and amount of the claim has been given by one party to the other prior to such expiration. The respective covenants and agreements of Lydall and Bennett Fleet as of the Closing Date contained in this Agreement or in any Exhibit attached shall survive the consummation of the transactions contemplated by this Agreement including, without limitation, the respective indemnification obligations of Lydall and Bennett Fleet set forth in Sections 8.2(a)(ii) and (b)(ii).

         8.2 Indemnification.
             ---------------

             (a) Lydall shall indemnify, defend and hold harmless Bennett Fleet and its officers, directors, shareholders, employees and parent company from and against any and all expenses, costs, losses, damages or liabilities, including claims by third parties, (and including, without limitation, reasonable attorneys' fees, interest and any penalties relating there to) (collectively, "Losses" and individually, a "Loss") incurred or suffered by Bennett Fleet or any of its affiliates with respect to or in connection with or arising out of:

                 (i) the failure of any representation or warranty made by Lydall in or pursuant to this Agreement, the Lydall Ancillary Agreements or in the Schedules or Exhibits by Lydall to be true and correct in all respects as of the date of this Agreement and as of the Closing Date or any breach or nonfulfillment of any covenant or obligation of Lydall under this Agreement, the Lydall Ancillary Agreements or in the Schedules or Exhibits attached hereto, other than any Loss which is asserted as a claim under subparagraph (ii) of this
Section 8.2(a); and

                 (ii) any claim which is made against Bennett Fleet or any of its affiliates with respect to any Excluded Assets or Excluded Liabilities and any suits, actions, proceedings and assessments against Bennett Fleet or any of its Affiliates and costs and expenses incurred by Bennett Fleet and any of its Affiliates in the defense, including reasonable attorneys' fees, incident to the matters referred to in this subparagraph (ii); and

                 (iii) Bennett Fleet reserves the right to participate in the defense of any such claims falling within this Section 8.2(a) at Bennett Fleet's expense, without relieving Lydall of any of its obligations.

         (b) Bennett Fleet shall indemnify, defend and hold harmless Lydall and its officers, directors, shareholders, employees and parent company from and against any and all expenses, costs, losses, damages or liabilities, including claims by third parties, (and including, without limitation, reasonable 'attorneys' fees, interest and any penalties relating thereto) (collectively, "Losses" and individually, a "Loss") incurred or suffered by Lydall or any of its Affiliates with respect to or in connection with or arising out of:

                 (i) the failure of any representation or warranty made by Bennett Fleet in or pursuant to this Agreement, the Bennett Fleet Ancillary Agreements or in the Schedules and Exhibits to be true and correct in all respects as of the date of this Agreement and as of the Closing Date or any breach of nonfulfillment of any covenant or obligation of Bennett Fleet under this Agreement the Bennett Fleet Ancillary Agreements or in the Schedules or exhibits attached hereto, other than any Loss which is asserted as a claim under subparagraph (ii) of this Section 8.2(b);

                 (ii) any claim which is made against Lydall or any of its affiliates with respect to the Assumed Obligations and any suits, actions, proceedings and assessments against Lydall or any of its affiliates and costs and expenses incurred by Lydall and any of its affiliates in the defense, including reasonable attorneys' fees, incident to the matters referred to in this subparagraph (ii); and

                 (iii) any claim which is made against Lydall or any of its affiliates with respect to product warranty matters related to products sold by Bennett after the Closing Date.

                 (iv) any claim which is made against Lydall or any of its affiliates with respect to product liability matters related to products manufactured by Bennett with the Assets after the Closing Date.

                 (v) Lydall reserves the right to participate in the defense of any such claims falling within this Section 8.2(b) at Lydall's expense, without relieving Bennett Fleet of any of its obligations.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------


         9.1 Entire Agreement. This Agreement (including the Lydall Ancillary
             ----------------
Agreements, the Bennett Fleet Ancillary Agreements, Exhibits and Schedules) set forth the entire understanding of the parties with respect to the subject matter of this Agreement. Any previous agreements or understandings between the parties regarding the subject matter are superseded by this Agreement, the Lydall Ancillary Agreements, the Bennett Fleet Ancillary Agreements and the Schedules and Exhibits hereto and thereto.

         9.2 Successors and Assigns. The terms and conditions of this Agreement
             ----------------------
shall inure to the benefit of and be binding upon the respective successors of the parties; provided however, that this Agreement, including the
             -------- -------
representations and warranties, may not be assigned by either of the parties except that Lydall may assign this Agreement to its affiliates.

         9.3 Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         9.4 Headings. The headings of the Articles, Sections and paragraphs of
             --------
this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction.

         9.5 Modification and Waiver. No amendment, modification or alteration
             -----------------------
of the terms of provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision (whether or not similar). No delay on the part of either party in exercising any right, power or privilege shall operate as a waiver.

         9.6 No Third Party Beneficiary Rights. This Agreement is not intended
             ---------------------------------
to and shall not be construed to give any person other than the parties signatory any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained or contemplated.

         9.7  Expenses. Except as otherwise provided in this Agreement, Lydall
              --------
and Bennett Fleet shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and legal counsel.

         9.8  Notices. Any notice, request, instruction or other document to be
              -------
given by any party to any other party shall be in writing and delivered in person, sent by facsimile, or sent by registered or certified mail, postage prepaid, as follows:

         if to Bennett Fleet:               Bennett Fleet (Chambly) Inc.
                                            2700 rue Bourgogne Chambly
                                            Quebec, Canada J3L 4B6

         if to Lydall:                      Lydall Filtration/Separation, Inc.
                                            One Colonial Road
                                            Manchester, CT 06040
                                            Attention: Mary Tremblay

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is faxed in the manner provided shall be conclusively presumed to have been given to the party to whom it is given upon confirmation of such facsimile.

         9.9  Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Connecticut.

         9.10 Publicity. Except as otherwise required by applicable laws
              ---------
or regulations, Bennett Fleet shall not issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained, without obtaining the prior approval of Lydall of the contents and the manner of presentation and publication.

         9.11 Consent to Jurisdiction. Any judicial proceeding brought
              -----------------------
against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related may be brought in any federal or state court located in the State of Connecticut and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered in connection with this Agreement.

         9.12 Severability. If any provision of this Agreement is invalid,
              ------------
illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated is not affected in any manner adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated are fulfilled.

         9.13 Enforcement. The parties agree that the remedy at law for
              -----------
any breach of this Agreement is inadequate and that should any dispute arise concerning the sale of the Assets, the Covington facility or any other matter, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties may have.

         9.14 Confidentiality. Except as otherwise required by applicable
              ---------------
laws or regulations or otherwise provided by the terms of this Agreement, each of Bennett Fleet and Lydall agrees to keep confidential all non-public information relating to the other and the Assets and the Covington facility except information which (a) becomes known to the other from a source which is not obligated to keep such information confidential or (b) becomes generally available to the public. Bennett Fleet agrees not to make any public release of the sale without Lydall's prior, written consent.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as a sealed instrument as of the date first written above.


LYDALL FILTRATION/
  SEPARATION, INC.                  BENNETT FLEET (CHAMBLY) INC.

By:                                 By:
   ------------------------            -----------------------
Walter A. Ruschmeyer                Gilles Lussier
Executive Vice President -          Vice President and Chief Executive Officer
  Finance & Administration,
  Chief Financial Officer



Witness:                            Witness:
        -------------------                 ------------------
Mary A. Tremblay
                                    Name:
                                         ---------------------

                                List of Exhibits
                                ----------------

Exhibit A            Bill of Sale (1.6)

Exhibit B-1          Trademark Assignment (1.6)

Exhibit B-2          Patent Assignment (1.6)

Exhibit C            Assumption Agreement  (1.6)

Exhibit D-1          Promissory Note (2.1)

Exhibit D-2          Guaranty (2.1)

Exhibit E            PWC Agreed Upon Procedures (2.1)

Exhibit F            Lydall Non-Competition and Non-Solicitation Agreement (7.4)

                                    Schedules
                                    ---------

Schedule 1.1(a)      Machinery and Equipment

Schedule 1.1(b)      Inventory

Schedule 1.1(c)      Assigned Contracts

Schedule 1.1(d)      Intellectual Property

Schedule 1.1(f)      Customer List

Schedule 3.3         Consents and Approvals--Lydall

Schedule 3.4(a)      Warranties

Schedule 3.4(b)      Warranty Claims

Schedule 3.5(a)      Title to Assets

Schedule 3.8         Tax Audit

Schedule 4.3         Consents and Approvals - Bennett Fleet

Schedule 4.4         Bennett Fleet Financial Statements